Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-280503, 333-258610 and 333-198167 on Form S-8 of our reports dated March 11, 2026, relating to the consolidated financial statements of Rocky Brands, Inc. and subsidiaries and the effectiveness of Rocky Brands, Inc. and subsidiaries internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Columbus, Ohio

March 11, 2026